CROSSFIRST BANKSHARES, INC. EMPLOYEE STOCK PURCHASE PLAN 1. Purpose. This CrossFirst Bankshares, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent. 2. Definitions. "Articles of Incorporation" means the Articles of Incorporation of CrossFirst Bankshares, Inc. "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time. "Bylaws" means the Bylaws of CrossFirst Bankshares, Inc., effective as of December 31, 2017, and as amended from time to time. "Code" means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder. "Committee" means the Compensation Committee appointed by the Board to administer the Plan. "Common Stock" or "Stock" means the common stock of the Company, par value $0.01 per share. "Company" means CrossFirst Bankshares, Inc., a Kansas corporation, and including any successor thereto. "Compensation" means regular, base salary pay only, before deduction for any salary deferral contributions made by the Eligible Employee to any tax- qualified or nonqualified deferred compensation plan. Compensation does not include any other types or categories of compensation including without limitation overtime, vacation, sick pay, bereavement pay, jury duty leave pay, holiday pay, bonus/incentive pay, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, reimbursed travel expenses, business DB04/0835466.0004/11694375.16 and relocation expenses, and income received in connection with stock options or other equity-based awards. "Corporate Transaction" means the first to occur of the following events: (i) the purchase or other acquisition by any person, entity, or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan or related trust of the Company or its subsidiaries), of beneficial ownership, within the meaning of Rule 13d‑3 promulgated under the 1934 Act, of fifty percent (50%) or more of the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors in any transaction or series of transactions; (ii) when individuals who, as of the Effective Date, constituting the Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved in advance by a vote of at least a majority of the directors then comprising the Incumbent Board, excluding members of its Incumbent Board who are no longer serving as directors (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a‑11 of Regulation 14A promulgated under the 1934 Act, or an individual approved by the Incumbent Board as the result of an agreement intended to avoid or settle an actual or threatened contest), shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; (iii) consummation of a reorganization, merger, or consolidation, in each case following such reorganization, merger, or consolidation: (a) persons who were the stockholders of the Company immediately prior to such reorganization, merger, or consolidation immediately thereafter own fifty percent (50%) or less of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated corporation's then-outstanding voting securities, or (b) less than a majority of members of the board or other governing body of such reorganized, merged, or consolidated corporation were members of the Incumbent Board at the time of the execution of the initial agreement or the approval of the transaction by the Board; or (iv) approval by stockholders of a liquidation or dissolution of the Company (and the Company shall commence such liquidation or dissolution), or consummation of the sale of all or substantially all of the assets of the Company (in one transaction or a series of transactions). "Effective Date" means July 1, 2020. 2 DB04/0835466.0004/11694375.16

"Employee" means any person who renders services to the Company or a Participating Subsidiary as a common law employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual's right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2). "Eligible Employee" means an Employee who, as of the applicable Offering Date (i) has been employed by the Company or a Participating Subsidiary for at least six (6) months and (ii) is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are "highly compensated employees" of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees. Employees considered "Partners" or "Managing Partners" with the Company or a Participating Subsidiary (such Partners or Managing Partners being a sub-set of highly compensated employees) will not be eligible to participate in the Plan. "Enrollment Form" means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions or to stop payroll deductions and withdraw from an Offering Period. "ESPP Share Account" means an account into which Common Stock purchased with accumulated payroll deductions during an Offering Period are held on behalf of a Participant. "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended. "Fair Market Value" means, as of any date, the value of a share or shares of Common Stock determined as follows: (i) The Fair Market Value will be the closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the NASDAQ Capital Market, the NASDAQ Global Select Market or the NASDAQ Global Market of The NASDAQ Stock Market, or the New York Stock Exchange) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable. If the 3 DB04/0835466.0004/11694375.16 determination date for the Fair Market Value occurs on a non-trading day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding trading day, unless otherwise determined by the Committee. (ii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee and in any reasonable manner, including the valuation methods permitted under Treasury Regulations § 20.2031.2 and such determination shall be conclusive and binding on all persons. The Committee may rely on or take into account third-party independent appraisals in determining the Fair Market Value. The determination of fair market value for purposes of tax withholding may be made in the Committee’s discretion subject to applicable law and is not required to be consistent with the determination of Fair Market Value for other purposes under this Plan. "Maximum Share Amount" means the maximum number of shares of Common Stock which may be purchased by any Eligible Employee during any single Offering Period. Prior to the commencement of any Offering Period, the Company may, in its sole discretion, set a Maximum Share Amount. If a new Maximum Share Amount is set, then all Participants must be notified of such revised Maximum Share Amount prior to the deadline established by the Company to enroll or change the rate of payroll deductions for the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Offering Periods unless revised by the Company set forth above. The initial Maximum Share Amount as of the Effective Date will be established and communicated by the Company prior to June 30, 2020, and unless otherwise changed, for each Offering Period commencing on or after January 1, 2021, shall be the lesser of (i) 4,000 shares or (ii) $12,500 divided by the Fair Market Value as of the Offering Date. "Offering Date" means the first Trading Day of each Offering Period as designated by the Committee. "Offering or Offering Period" means a series of two (6) month periods beginning on January 1 and July 1 of each year; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods. "Participant" means an Eligible Employee who is actively participating in the Plan. "Participating Subsidiaries" means the Subsidiaries that have been designated as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion. 4 DB04/0835466.0004/11694375.16

"Plan" means this CrossFirst Bankshares, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time. "Purchase Date" means the last Trading Day of each Offering Period. "Purchase Price" means an amount equal to 85% of the lesser of (i) the Fair Market Value of a share of Common Stock on the Offering Date or (ii) the Fair Market Value of a share of Common Stock on the Purchase Date, provided, that, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock. "Securities Act" means the Securities Act of 1933, as amended. "Subsidiary" means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code. "Trading Day" means a day on which the national stock exchange upon which the Common Stock is listed is open for trading. 3. Administration. The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan's administration and take any other actions necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company. 4. Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code. 5. Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration with new Offering Periods commencing on or about January 1 and July 1 of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods. 6. Participation. 6.1 Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures 5 DB04/0835466.0004/11694375.16 established by the Committee. Participation in the Plan is entirely voluntary. In connection with submitting an Enrollment Form, the Eligible Employee must authorize that contributions under the Plan will be taken from the Eligible Employee's paychecks in the percentage designated by the Eligible Employee and such percentage may not be less than 1% nor exceed 10% of the Eligible Employee's Compensation paid during each payroll period during the Offering Period (or remaining portion thereof). All elections under the Plan shall be subject to the other limitations in the Plan including the $25,000 accrual limitation set forth in Section 6.4 and the Maximum Share Amount. Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan unless so elected on the Enrollment Form. 6.2 Election Changes. During an Offering Period, a Participant may decrease or increase his or her rate of payroll deductions applicable to such Offering Period only once. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the intended effective date of the change. A Participant may decrease or increase his or her rate of payroll deductions, or enroll if the Participant has elected to withdraw, for future Offering Periods by submitting a new Enrollment Form at least fifteen (15) days before the start of the next Offering Period. 6.3 Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 10, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan. 6.4 Purchase Limitations. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if: (a) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock (or equivalent ownership interests) of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary; and (b) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (or equivalent ownership interests and determined at the time the option is granted) for each calendar year in which such option is outstanding at any time. 6 DB04/0835466.0004/11694375.16

In addition, in no event may an Eligible Employee purchase more than the Maximum Share Amount during an Offering Period (subject to adjustment in accordance with Section 17) or purchase more Stock than is permitted under the limitations set forth in Section 13 of the Plan. 7. Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant's accumulated payroll deductions made by the Participant by the applicable Purchase Price, subject to the limitations set forth in Sections 6 and 13 and any adjustment in accordance with Section 17. 8. Exercise of Option/Purchase of Shares. A Participant's option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant's accumulated payroll deductions in the Participant's notional account will be used to purchase the maximum number of whole shares of Common Stock that can be purchased with the amounts in the Participant's notional account. No fractional shares of Common Stock may be purchased under the Plan. As no fractional shares of Common Stock may be purchased, on the Purchase Date any remaining amounts credited to the Participant's ESPP Share Account that are unable to be applied toward the purchase of a share of Common Stock will be retained in the Participant's ESPP Share Account and applied toward the purchase of shares of Common Stock on future Purchase Dates or returned to the Participant in the event of a withdrawal in accordance with Section 10 or termination of employment in accordance with Section 11. 9. Transfer of Shares Upon Exercise of Option. As soon as reasonably practicable after each Purchase Date, the Company will arrange the delivery to each Participant of the Shares purchased upon exercise of his or her option in a form determined by the Committee (in its sole discretion) and pursuant to rules established by the Committee. The Company may permit or require that Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of Share transfer. The Company may require that Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares. Participants will not have any voting, dividend or other rights of a stockholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares of Common Stock have been delivered pursuant to this Section 9 and provided such delivery is within any record date set by the Board of Directors or otherwise provided pursuant to Section 5.05 of the Bylaws. 10. Withdrawal. 10.1 Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen (15) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant in the first or 7 DB04/0835466.0004/11694375.16 second payroll following receipt of the Participant's Enrollment Form indicating his or her election to withdraw and the Participant's option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions may be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan. 10.2 Effect on Succeeding Offering Periods. A Participant's election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws. 11. Termination of Employment; Change in Employment Status. Upon termination of a Participant's employment for any reason, including death, disability or retirement, or a change in the Participant's employment status during an Offering Period such that the Participant ceases to be an Eligible Employee, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant's notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant's death, to the person(s) entitled to such amounts under Section 16, in the first or second payroll following the change in employment status and the Participant's option shall be automatically terminated. 12. Interest. No interest shall accrue on or be payable with respect to the payroll deductions made by a Participant and credited to the Participant's notional account in the Plan. 13. Shares Reserved for Plan. 13.1 Number of shares of Common Stock. A total of 200,000 shares of Common Stock have been reserved as authorized for the grant of options under the Plan. The shares of Common Stock may be newly issued shares of Common Stock or shares of Common Stock acquired from other stockholders. 13.2 Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable. 14. Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive shares of Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other 8 DB04/0835466.0004/11694375.16 than by will, the laws of descent and distribution, or as provided in Section 16 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect. Any Shares purchased under this Plan with respect to an Offering Period shall be required to be maintained at the brokerage firm or other financial institution selected by the Committee until such shares are sold, exchanged, or gifted by the Participant. 15. Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions. 16. Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any amounts credited to a Participant's notional account at the time of the Participant's death and prior to the Purchase Date of an Offering Period. Contingent Beneficiaries may not be listed. 17. Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions. 17.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, shares of Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company's structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust (i) the number of shares and class of Common Stock that may be delivered under the Plan, (ii) the Purchase Price per share, (iii) the number of shares of Common Stock covered by each outstanding option under the Plan, (iv) the numerical limits of the Maximum Share Amount and (v) the limitations set forth in Section 7 and Section 13. 17.2 Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company's proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant's option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10. 17.3 Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor 9 DB04/0835466.0004/11694375.16 corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant's option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10. 18. General Provisions. 18.1 Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges. 18.2 No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity. 18.3 Rights as Stockholder. A Participant will become a stockholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares of Common Stock are transferred to the Participant's ESPP Share Account. A Participant will have no rights as a stockholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a stockholder as provided above. Any rights held by a Participant with respect to shares of Common Stock are subject to the restrictions and obligations set forth in the Articles of Incorporation and the Bylaws. 18.4 Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns. 18.5 Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof. 18.6 Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of such shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act and the Exchange Act and Code Sections 409A and 423. 18.7 Term of Plan. This Plan shall expire on December 31, 2027, unless earlier terminated or extended by the Committee pursuant to Section 18.8. 18.8 Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once Common Stock have been purchased on the next Purchase Date 10 DB04/0835466.0004/11694375.16

(which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable. 18.9 Applicable Law. The laws of the State of Kansas shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state's conflict of law rules. 18.10 Shareholder Approval. The Plan was last approved by the Company's shareholders (members while organized as an LLC) on September 28, 2016. No additional shareholder approval shall be required unless required under applicable law, including without limitation the Code (including without limitation Code Section 423 and Treasury Regulation Section 1.423-2(c)(4) thereunder), or any exemption from Section 16 of the Exchange Act. 18.11 Section 423. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code. 18.12 Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan. 18.13 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted. 18.14 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan. Approved: 5/13/2020 11 DB04/0835466.0004/11694375.16